UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2021

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

51 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	SPWR	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 19, 2021 (the “Effective Date”), SunPower Corporation (the “Company”) entered into an Amendment No. 5 (the “Amendment”) to the Affiliation Agreement, dated as of August 28, 2011, by and among the Company, Total Solar INTL SAS (formerly known as Total Gas & Power USA SAS), and Total Gaz Electricité Holding (together, “Total”). The Amendment provides for certain temporary adjustments to the composition of the Company’s Board of Directors (the “Board”) to accommodate Thomas H. Werner’s continued service as Chairman of the Board through November 1, 2021 (or such earlier date as designated by the Board) (such date, the “Reversion Date”), including (i) requiring the Board to take all necessary action on or prior to the Effective Date to increase the size of the Board to 11 directors; (ii) providing that, from the Effective Date until the Reversion Date, the immediate past Chief Executive Officer of the Company (the “Transitional Chairman”) shall serve as the Chairman of the Board; (iii) providing for the addition of one Total-designated Board member from the Effective Date to the Reversion Date; and (iv) providing that, upon the Reversion Date, the Transitional Chairman shall resign from his position on the Board, Total shall as promptly as practicable cause one of its designated members to resign from the Board, the Board shall take all necessary action to reduce the size of the Board to 9 directors, and the Chief Executive Officer of the Company shall thereafter serve as the Chairman of the Board.

The foregoing description of the Amendment is not a complete description of all terms of the Amendment and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as an exhibit to this current report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Directors

On April 19, 2021, following a vote to expand the size of the Board to 11 directors, as permitted under the Company’s Restated Bylaws and in connection with the Amendment described above, the Board appointed Peter Faricy, the Company’s newly appointed President and Chief Executive Officer, to serve as a member of the Board. Mr. Faricy serves as a Class III director, to serve until the Company’s annual meeting of stockholders to be held in 2023.

As previously disclosed, there are no arrangements or understandings between Mr. Faricy and any other persons pursuant to which Mr. Faricy will be named to this position with the Company.

Also on April 19, 2021, the Board appointed Bernadette Baudier to serve as a Class II director, to serve until the Company’s annual meeting of stockholders to be held in 2022. Ms. Baudier serves as a designee of Total pursuant to the Affiliation Agreement, as amended.

Ms. Baudier has served as senior vice president, finance within the Gas, Renewables and Power division of Total SE since 2020. Previously, she served as senior vice president, corporate affairs of the Exploration & Production division of Total SE from 2016 to 2019, with responsibilities covering finance, compliance, legal, human resources, communication, and information technology. From 2013 to 2016, Ms. Baudier was senior vice president for internal control and audit of the Total Group. Prior to those positions, Ms. Baudier held various other positions in finance within the Total Group, where she has been employed since 1988. Ms. Baudier is a graduate of École des Hautes Études Commerciales.

The information required by Item 404(a) of Regulation S-K regarding the Company’s agreements with Total is set forth in the Company’s definitive proxy statement on Schedule 14A filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on April 2, 2021 under the caption “Corporate Governance—Certain Relationships and Related Persons Transactions—Agreements with Total and Total S.E.” and incorporated herein by reference.

The Company and Ms. Baudier will enter into the Company’s standard form of indemnification agreement for directors and officers, in substantially the form filed as Exhibit 10.18 to the Company’s annual report on Form 10-K for the fiscal year ended January 3, 2021 filed with the SEC on February 22, 2021.

Transition Agreement

On April 19, 2021, the Company and Thomas H. Werner, Chairman of the Board and former Chief Executive Officer, entered into a Transition and Retirement Letter Agreement (the “Transition Agreement”), pursuant to which Mr. Werner has agreed to continue to serve as Chairman of the Board and provide certain other transition services through November 1, 2021 (or such earlier date as agreed by him and the Board), at which time he will retire from the Company and resign from his position as Chairman of the Board and as a director of the Company. Pursuant to the Transition Agreement, Mr. Werner will be paid a base salary of $37,500 per month and continue to participate in the Company’s benefits plans. Although Mr. Werner will not be eligible for a bonus during the transition period, he will receive a pro-rated bonus for the first half of the fiscal year based on actual performance with proration determined based on his service as Chief Executive Officer until April 19, 2021. Mr. Werner also agreed to terminate his executive employment agreement with the Company and waive entitlement to any benefits under the Company’s 2019 Management Career Transition Plan. In addition, in accordance with their terms, a total of 113,348 restricted stock units granted to Mr. Werner on February 22, 2021 vested on April 19, 2021 upon the Board’s acceptance of Mr. Werner’s resignation from his position as the Company’s Chief Executive Officer.

The foregoing description of the Agreement is not a complete description of all terms of the Transition Agreement and is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is filed as an exhibit to this current report on Form 8-K and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 5 to Affiliation Agreement, dated as of April 19, 2021, by and among the Company, Total Solar INTL SAS (formerly known as Total Gas & Power USA SAS), and Total Gaz Electricité Holding
10.2	Transition and Retirement Letter Agreement, dated as of April 19, 2021, by and between the Company and Thomas H. Werner

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

April 20, 2021	By:	/S/ REGAN MACPHERSON
	Name:	Regan MacPherson
	Title:	Executive Vice President and Chief Legal Officer